DIRECTOR SUPPLEMENTAL RETIREMENT PLAN

                               DIRECTOR AGREEMENT


         THIS AGREEMENT is made and entered into this 22nd day of May, 2000, by and between Mechanics Savings Bank, a Bank organized and existing under the laws of the state of Pennsylvania, (hereinafter referred to as the, "Bank"), and [Director], a member of the Board of Directors of the Bank (hereinafter referred to as the, "Director").

         WHEREAS, the Director is now on the Board of the Bank (hereinafter referred to as the, "Board") and has for many years faithfully served the Bank. It is the consensus of the Board of Directors that the Director's services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Bank in its field of activity. The Board further believes that the Director's experience, knowledge of corporate affairs, reputation and industry contacts are of such value, and the Director's continued services so essential to the Bank's future growth and profits, that it would suffer severe financial loss should the Director terminate his service on the Board;

         ACCORDINGLY, the Board has adopted the Mechanics Savings Bank Director Supplemental Retirement Plan (hereinafter referred to as the, "Director Plan") and it is the desire of the Bank and the Director to enter into this agreement which the Bank will agree to make certain payments to the Director upon the Director's retirement and to the Director's beneficiary(ies) in the event of the Director's death pursuant to the Director Plan;

         FURTHERMORE, it is the intent of the parties hereto that this Director Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Director, and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Security Act of 1974, as amended ("ERISA"). The Director is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan; and

         NOW THEREFORE, in consideration of services the Director has performed in the past and those to be performed in the future, and based upon the mutual promises and covenants herein contained, the Bank and the Director agree as follows:

I.       DEFINITIONS

         A.       Effective Date:
                  --------------

                  The effective Date of the Plan shall be April 24, 2000.

         B.       Plan Year:
                  ---------

                  Any reference to the "Plan Year" shall mean a calendar year from January 1st to December 31st. In the year of implementation, the term "Plan Year" shall mean the period from the Effective Date to December 31st of the year of the Effective Date.

         C.       Retirement Date:
                  ---------------

                  Retirement Date shall mean retirement from service with the Bank which becomes effective on the first day of the calendar month following the month in which the Director reaches age seventy-two (72) or such later date ad the Director may actually retire.

         D.       Termination of Service:
                  ----------------------

                  Termination of Service shall mean the Director's voluntary resignation from service on the Board or failure of re-election to the Board, prior to the Normal Retirement Age [Subparagraph I (J)].

         E.       Pre-Retirement Account:
                  ----------------------

                  A Pre-Retirement Account shall be established as a liability reserve account on the books of the Bank for the benefit of the Director. Prior to the Director's Termination of Service or the Director's retirement, whichever event shall first occur, such liability reserve account shall be increased or decreased each Plan Year, until the aforestated event occurs, by the Index Retirement Benefit [Subparagraph I (F)]. If, however, the Director's service terminates with the Bank due to ill health or medical disability, then the aforestated liability reserve account shall be increased or decreased each Plan Year by the Index retirement Benefit as set forth hereinabove until the Director's Normal Retirement Age [Subparagraph I (J)]. Whether the Director's service has been terminated due to ill health or medical disability shall be a determination made solely within the discretion of the Board.

         F.       Index Retirement Benefit:
                  ------------------------

                  The Index Retirement Benefit for each Director in the Director Plan for each Plan Year shall be equal to the excess (if any) of the Index [Subparagraph I (G)] for that Plan Year over the Cost of Funds Expense [Subparagraph I (H)] for that Plan Year.

         G.       Index:
                  -----

                  The Index for any Plan Year shall be the aggregate annual after-tax income from the life insurance contract(s) described hereinbelow as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contracts were purchased on the Effective Date of the Director Plan.

                  Insurance Company:              ING Southland Life Insurance Company
                  Policy Form:                    Flexible Premium Adjustable Life
                  Policy Name:                    Max Universal Life
                  Insured's Age and Sex:
                  Riders:                         None
                  Ratings:                        None
                  Option:                         Level
                  Face Amount:                    $
                  Premium Paid:                   $
                  Number of Premium Payments:     Single
                  Assumed Purchase Date:          April 24, 2000

                  If such contracts of Life insurance are actually purchased by the Bank, then the actual policies as of the date they were actually purchased shall be used in calculations under this Director Plan. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive annual policy illustrations that assume the above-described policies were purchased, or had not subsequently surrendered or lapsed, which illustrations will be received from the respective insurance companies and will indicate the increase in policy values for purposed of calculating the amount of the Index.

                  In either case, references to the life insurance contracts are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Directors and their beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Director Plan than that of an unsecured creditor of the Bank.

         H.       Cost of Funds Expense:
                  ---------------------

                  The Cost of Funds Expense for any Plan Year shall be calculated by taking the sum of the amount of premiums for the life insurance policies described in the definition of "Index" plus the amount of any after-tax benefits paid to the Director pursuant to the Director Plan (Paragraph II hereinafter) plus the amount of all previous years after-tax Costs of Funds Expense, and multiplying that sum by the Average After-Tax Cost of Funds [Subparagraph I (K)]. The Bank, no more than annually, may modify the calculation of the Cost of Funds Expense as set forth herein.

         I.       Change of Control:
                  -----------------

                  Change of Control means the cumulative transfer of more than fifty percent (50%) of the voting stock of the Bank or the Bank's holding company from the Effective Date of this Director Plan. For the purposes of this Director Plan, transfers on account of deaths or gifts, transfers between family members or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a Change of Control.

         J.       Normal Retirement Age:
                  ---------------------

                  Normal Retirement Age shall mean the date on which the Director attains age ___________ (___).

         K.       Average After-Tax Cost of Funds:
                  -------------------------------

                  Average After-Tax Cost of Funds means, at any particular time, a ratio, the numerator of which is the total interest expense as set forth on Schedule RI-Income Statement on the Bank's most recently filed Consolidated Report of Condition and Income (the "Call Report") and the denominator of which is an amount equal to: (i) the amount of deposits in domestic offices (sum of total of Columns A and C from Schedule RC-E of the Call Report), plus (ii) the amount of Federal funds purchased and securities sold under agreement to repurchase, as set forth on Schedule RC-Balance sheet of the Call Report.

II.      INDEX BENEFITS

         A.       Retirement Benefits:
                  -------------------

                  Subject to Subparagraph II (D) hereinafter, a Director who remains on the Board until the Normal Retirement Age [Subparagraph I (J)] shall be entitled to receive the balance in the Pre-Retirement Account in ten (10) equal annual installments commencing thirty (30) days following the Director's retirement. In addition to these payment and commencing in conjunction therewith, the Index Retirement Benefit [Subparagraph I (F)] for each Plan Year subsequent to the Director's retirement, and including the remaining portion of the Plan Year following said retirement, shall be paid to the Director until the Director's death.

         B.       Termination of Service:
                  ----------------------

                  (i)      Directors who began serving the Bank on or before the
                           -----------------------------------------------------
                           1st day of January, 2000.
                           ------------------------

                           Subject to Subparagraph II (D), should a Director who began serving the Bank on or before the 1st day of January, 2000, suffer a Termination of Service the Director shall be entitled to receive the balance in the Pre-Retirement Account payable to the director in ten (10) equal annual installments commencing thirty
                           (30) days following the Director's Normal Retirement Age [Subparagraph I (J)]. In addition to these payments and commencing in conjunction therewith, the Index Retirement Benefit for each Plan Year subsequent to the year in which the Director attains Normal Retirement Age, and including the remaining portion of the Plan Year in which the Director attains Normal Retirement Age, shall be paid to the Director until the Director's death.

                  (ii)     Directors  who  began  serving the Bank subsequent to
                           -----------------------------------------------------
                           the 1st day of January, 2000.
                           ----------------------------

                           Subject to Subparagraph II (D), would a Director who began serving the Board subsequent to the 1st day of January, 2000, suffer a Termination of Service the Director shall be entitled to receive ten percent (10%), times the number of full years of service on the Board from and after the Director's third anniversary of service with the Bank from the date of first service (to a maximum of 100%), times the balance in the Pre-Retirement Account payable to the director in ten (10) equal annual installments commencing thirty (30) days following the Director's Normal Retirement Age [Subparagraph I (J)]. In addition to these payments and commencing in conjunction therewith, ten percent (10%) times the number of full years of service on the Board from and after the Director's third anniversary of service with the Bank from the date of first service (to a maximum of 100%), times the Index Retirement Benefit for each Plan Year subsequent to the year in which the Director attains Normal Retirement Age, and including the remaining portion of the Plan Year in which the director attains Normal Retirement Age, shall be paid to the Director until the Director's death.

         C.       Death:
                  -----

                  Should the Director die prior to having received the balance of the Pre-Retirement Account the Director may be entitled to under the terms of this Director Plan, the entire unpaid balance of the Director's Pre-Retirement Account shall be paid in a lump sum to the individual or individuals the Director may have designated in writing and filed with the Bank. In the absence of any effective designation of beneficiary(ies), the unpaid balance shall be paid as set forth herein to the duly qualified executor or administrator of the Director's estate. Said payment due hereunder shall be made the first day of the second month following the decease of the Director. Provided, however, that anything hereinabove to the contrary notwithstanding, no death benefit shall be payable hereunder if the Director dies on or before the 24th day of April, 2002.

         D.       Termination of Service and Discharge for Cause:
                  ----------------------------------------------

                  Should the Director who began serving the Bank subsequent to the 24th day of April, 2000 suffer a Termination of Service prior to three (3) full years of service with the Bank from the date of first service, or should any Director be Discharged for Cause at any time, all benefits under this Director Plan shall be forfeited. The term for "cause" shall mean any of the following that result in an adverse effect on the Bank (i) the conviction of a felony or gross misdemeanor involving moral turpitude, fraud, or dishonesty; (ii) the willful violation of any law, rule, or regulation (other than a traffic violation or similar offense); (iii) an intentional failure to perform stated duties; or (iv) a breach of fiduciary duty involving personal profit. If a dispute arises as to discharge for "cause," such dispute shall be resolved by arbitration as set forth in this Director Plan.

         E.       Death Benefit:
                  -------------

                  Except as set forth above, there is no death benefit provided under this Agreement.

III.     RESTRICTIONS UPON FUNDING

The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Director Plan. The Directors, their beneficiary(ies) or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Director Plan or to refrain from funding the same and to determine the extent, nature and method of such funding. should the Bank elect to fund this Director Plan, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any director be deemed to have any lien nor right, title or interest in or to any specific funding investment or to any assets of the Bank.

If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the director, then the Director shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance annuities.

IV.      CHANGE OF CONTROL

Upon a Change of Control [Subparagraph I (I)], if the Director subsequently suffers a Termination of Service [Subparagraph I (D)], then the Director shall receive the benefits promised in this Director Plan upon attaining Normal Retirement Age, as if the Director had been continuously serving the Bank until the Director's Normal Retirement Age. The Director will also remain eligible for all promised death benefits in this Director Plan. In addition, no sale, merger, or consolidation of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under the Director Plan and agrees to abide by its terms.

V.       MISCELLANEOUS

         A.       Alienability and Assignment Prohibition:
                  ---------------------------------------

                  Neither the Director, nor the Director's surviving spouse, nor any other beneficiary(ies) under this Director Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or the Director's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Director or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

         B.       Binding Obligation of the Bank and any Successor in Interest:
                  ------------------------------------------------------------

                  The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Director Plan. This Director Plan shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

         C.       Amendment or Revocation:
                  -----------------------

                  It is agreed by and between the parties hereto that, during the lifetime of the Director, this Director Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Director and the Bank.

         D.       Gender:
                  ------

                  Whenever in this Director Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

         E.       Effect on Other Bank Benefit Plans:
                  ----------------------------------

                  Nothing contained in this Director Plan shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

         F.       Headings:
                  --------

                  Headings and subheadings in this Director Plan are inserted for reference and convenience only and shall not be deemed a part of this Director Plan.

         G.       Applicable Law:
                  --------------

                  The validity and interpretation of this Agreement shall be governed by the laws of the State of Pennsylvania.

         H.       12 U.S.C.ss.1828(k):
                  -------------------

                  Any payments made to the Director pursuant to this Director Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss. 1828(k) or any regulations promulgated thereunder.

         I.       Partial Invalidity:
                  ------------------

                  If any term, provision, covenant, or condition of this Director Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Director Plan shall remain in full force and effect notwithstanding such partial invalidity.

         J.       Continuation as Director:
                  ------------------------

                  Neither this Agreement nor the payment of any benefits thereunder shall be construed as giving to the Director any right to be retained as a member of the Board to Directors of the Bank.

VI.      ERISA PROVISION

         A.       Named Fiduciary and Plan Administrator:
                  --------------------------------------

                  The "Named Fiduciary and Plan Administrator" of this Director Plan shall be Mechanics Savings Bank, until its registration or removal by the Board. As Named Fiduciary and Plan
                  Administrator, the Bank shall be responsible for the management, control and administration to the Director Plan. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Director Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         B.       Claims Procedure and Arbitration:
                  --------------------------------

                  In the event a dispute arises over benefits under this Director Plan and benefits are not paid to the Director (or to the Director's beneficiary(ies) in the case to the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within sixty (60) days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim its specific reasons for such denial, reference to the provisions of this Director Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review to the claim denial is desired. A claim shall be deemed denied if the Name Fiduciary and Plan Administrator fail to take any action within the aforesaid sixty- day period.

                  If claimants desire a second review they shall notify the Named Fiduciary and Plan Administrator in writing within sixty
                  (60) days of the first claim denial. Claimants may review this Director Plan or any documents relating thereto and submit any written issues and comments it may feel appropriate. In their sole discretion, the Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt to such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

                  If claimants continue to dispute the benefit denial based upon completed performance of this Director Plan or the meaning and effect to the terms and conditions thereof, then claimants may submit the dispute to an Arbitrator for final arbitration. The Arbitrator shall be selected by mutual agreement of the Bank and the claimants. The Arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Arbitrator with respect to any controversy properly submitted to it for determination.

                  Where a dispute arises as to the Bank's discharge of the Director for "cause", such dispute shall likewise be submitted to arbitration as above-described and the parties hereto agree to be bound by the decision thereunder.

VII. TERMINATION OR MODIFICATION OF AGREEMENT BY REASON OF CHANGES IN THE LAW, RULES OR REGULATIONS

                  The Bank is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Director to Plan, then the Bank reserves the right to terminate or modify this Agreement accordingly. Upon a Change to Control [Subparagraph I (I)], this paragraph shall become null and void effective immediately upon said Change to Control.

         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the 22nd day of May, 2000, and that, upon execution, each has received a conforming copy.

                                              MECHANICS SAVINGS BANK
                                              Steelton, PA



_______________________________               By:_______________________________
Witness                                                                 Title



_______________________________               By:_______________________________
Witness                                            [Director]